Exhibit 99.1

Eclipsys Releases Financial Results for the Quarter Ended March 31,
2004

    BOCA RATON, Fla.--(BUSINESS WIRE)--April 27, 2004--Eclipsys
Corporation(R) (Nasdaq:ECLP), The Outcomes Company(R), today released results for the quarter ended March 31, 2004.
    The following table summarizes significant financial data (in millions, except per share data):


                        In millions, except  per share data
              --------------------------------------------------------
               Three months ended March 31,     Three months ended
                                                    December 31,
              ------------------------------- ------------------------
                2004   2003 Change $ Change %   2003 Change $ Change %
--------------------------------------------- ------------------------
Revenues       $68.4  $56.8    $11.6    20.4%  $66.3    $2.1      3.2%
--------------------------------------------- ------------------------
Net loss       (13.1) (13.0)    (0.1)   -0.8%  (20.9)    7.8     37.3%
--------------------------------------------- ------------------------
Loss per
  share       $(0.28)$(0.29)   $0.01     3.4% $(0.46)   $0.18    39.1%
--------------------------------------------- ------------------------

--------------------------------------------- ------------------------
Operating cash
 flows          (9.5)   1.2    (10.7) -891.7%   (3.8)   (5.7)  -150.0%
--------------------------------------------- ------------------------
Purchase of
 fixed assets    4.0    2.6      1.4    53.8%    2.8     1.2     42.9%
--------------------------------------------- ------------------------
Capitalized
 software
 development
 costs           4.6    2.7      1.9    70.4%    2.7     1.9     70.4%
--------------------------------------------- ------------------------

--------------------------------------------- ------------------------
Cash &
 marketable
 securities    134.2  180.0    (45.8)  -25.4%  151.7   (17.5)   -11.5%
--------------------------------------------- ------------------------
Days sales
 outstanding      65     71       (6)   -8.5%     75     (10)   -13.3%
--------------------------------------------- ------------------------
Deferred
 revenue        98.4   85.9     12.5    14.6%  101.2    (2.8)    -2.8%
--------------------------------------------- ------------------------


    First quarter results

    First quarter 2004 revenues were $68.4 million compared to revenues of $56.8 million in Q1'03 and revenues of $66.3 million in Q4'03. Net loss for the quarter was $(13.1) million, compared to a net loss of $(13.0) million in the same period a year ago and a net loss of $(20.9) million in Q4'03. Basic and diluted net loss per share was $(0.28), compared to $(0.29) in Q1'03 and $(0.46) in Q4'03.
    Operating cash flows were $(9.5) million, compared to $1.2 million in Q1'03 and $(3.8) million in Q4'03. Cash, cash equivalents and marketable securities were $134.2 million as of March 31, 2004, down from $180.0 million as of March 31, 2003 and down sequentially from $151.7 million as of December 31, 2003. Days sales outstanding (DSOs) were 65 as of March 31, 2004, a decrease of 6 days from March 31, 2003, and a decrease of 10 days from the preceding quarter. Deferred revenue (including current and long-term) was $98.4 million as of March 31, 2004, compared to $85.9 million as of March 31, 2003. Deferred revenue decreased sequentially $2.8 million from $101.2 million as of December 31, 2003.
    Robert J. Colletti, senior vice president and chief financial officer, said: "Overall, we are pleased with our quarterly results. Our cash position remains strong and we are pleased with our improvement in our days sales outstanding. In addition, our revenue and earnings per share are in line with what we anticipated."
    "We continue to concentrate on executing our strategies and are pleased with the progress we have made," said Paul L. Ruflin, Eclipsys president and CEO. "We have made significant progress on advancing our technology platform and software products. Our customers are recognizing the major positive changes that have been implemented at Eclipsys."

    Investor teleconference April 28

    Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 9:00 a.m. Eastern time Wednesday, April 28. Persons interested in participating in the teleconference should call 888-576-4675 within 10 minutes before the conference is slated to begin. For listen-only mode, participants can go to http://www.eclipsys.com about 10 minutes prior to the conference call to register and to download the necessary audio software. An audio replay will be available for approximately 48 hours beginning 11:30 a.m. Eastern time April 28 by visiting http://www.eclipsys.com.

    About Eclipsys

    Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see http://www.eclipsys.com or e-mail info@eclipsys.com.

    Statements in this news release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Eclipsys as of the date hereof and Eclipsys assumes no obligation to update any such forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include several risks in connection with our SunriseXA strategy, including the uncertainty of the time and costs required to implement the strategy, the potential that our strategy could change, the potential that we may encounter technical difficulties in implementing our strategy, and the potential that the changes to our products may affect customer demand. Other risks include potential financial constraints and other factors faced by the healthcare industry, changing customer requirements and other risks described in the filings of Eclipsys with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003. Eclipsys, Eclipsys Corporation and The Outcomes Company are registered trademarks and SunriseXA and the phrase "better healthcare through knowledge" are trademarks of Eclipsys Technologies Corporation. Other product and company names in this news release are trademarks or registered trademarks of their respective companies.



                         Eclipsys Corporation
           Consolidated Statements of Operations - Unaudited
                            (000's Omitted)

---------------------------------------------------------------------
                                 Three Months Ended
                                 March 31, March 31,
                                 --------------------
                                     2004      2003  Change $ Change %
                                 -------------------------------------
 Revenues:
 Systems and services             $61,807   $53,697   $8,110    15.1%
 Hardware                           6,577     3,139    3,438   109.5%
                                 --------- --------- --------
 Total revenues                    68,384    56,836   11,548    20.3%
                                 --------- --------- --------

 Costs and expenses:
 Cost of systems and services
  revenues                         39,857    32,804    7,053    21.5%
 Cost of hardware revenues          5,634     2,684    2,950   109.9%
 Sales and marketing               15,252    16,556   (1,304)   -7.9%
 Research and development          14,911    12,984    1,927    14.8%
 General and administrative         3,167     3,364     (197)   -5.9%
 Depreciation and amortization      3,080     2,369      711    30.0%
                                 --------- --------- --------
 Total costs and expenses          81,901    70,761   11,140    15.7%
                                 --------- --------- --------

 Loss from operations             (13,517)  (13,925)     408     2.9%
 Interest income, net                 454       900     (446)  -49.6%
                                 --------- --------- --------
 Loss before income taxes         (13,063)  (13,025)     (38)   -0.3%

 Provision for income taxes             -         -        -
                                 --------- --------- --------
 Net loss                        $(13,063) $(13,025)    $(38)   -0.3%
                                 ========= ========= ========

 Loss per share:
 Loss per share                    $(0.28)   $(0.29)   $0.01     3.4%
                                 ========= ========= ========
 Loss per share                    $(0.28)   $(0.29)   $0.01     3.4%
                                 ========= ========= ========


 Weighted average shares outstanding:
 Basic                             46,115    45,069
                                 ========= =========
 Diluted                           46,115    45,069
                                 ========= =========


                         Eclipsys Corporation
           Consolidated Statements of Operations - Unaudited
                            (000's Omitted)

----------------------------------------------------------------------
                                               Three Months Ended
                                                  December 31,
                                           ---------------------------
                                               2003  Change $ Change %
                                           ---------------------------
 Revenues:
 Systems and services                       $60,334    $1,473     2.4%
 Hardware                                     5,973       604    10.1%
                                           --------- ---------
 Total revenues                              66,307     2,077     3.1%
                                           --------- ---------

 Costs and expenses:
 Cost of systems and services revenues       41,202    (1,345)   -3.3%
 Cost of hardware revenues                    4,855       779    16.0%
 Sales and marketing                         17,693    (2,441)  -13.8%
 Research and development                    17,154    (2,243)  -13.1%
 General and administrative                   3,681      (514)  -14.0%
 Depreciation and amortization                2,862       218     7.6%
                                           --------- ---------
 Total costs and expenses                    87,447    (5,546)   -6.3%
                                           --------- ---------

 Loss from operations                       (21,140)    7,623    36.1%
 Interest income, net                           287       167    58.2%
                                           --------- ---------
 Loss before income taxes                   (20,853)    7,790    37.4%

 Provision for income taxes                       -
                                           --------- ---------
 Net loss                                  $(20,853)   $7,790    37.4%
                                           ========= =========

 Loss per share:
 Loss per share                              $(0.46)    $0.18    39.1%
                                           ========= =========
 Loss per share                              $(0.46)    $0.18    39.1%
                                           ========= =========


 Weighted average shares outstanding:
 Basic                                       45,728
                                           ==========
 Diluted                                     45,728
                                           ==========




                         Eclipsys Corporation
                Consolidated Balance Sheets - Unaudited
                            (000's Omitted)


                                              March 31,   December 31,
                                                 2004         2003
                                             ------------ ------------
                    Assets
Current assets:
  Cash and cash equivalents                      $93,378     $151,683
  Marketable securities                           40,808            -
  Accounts receivable, net                        49,473       54,903
  Inventory                                        1,734          530
  Other current assets                            12,820       14,993
                                             ------------ ------------
    Total current assets                         198,213      222,109

  Property and equipment, net                     33,282       32,304
  Capitalized software development costs,
   net                                            27,951       25,260
  Goodwill and intangible assets                   5,378          454
  Other assets                                    16,651       15,656
                                             ------------ ------------
    Total assets                                $281,475     $295,783
                                             ============ ============

     Liabilities and Stockholders' Equity
Current liabilities:
  Deferred revenue                               $88,195      $91,782
  Accrued compensation costs                      13,156       17,189
  Other current liabilities                       33,917       33,584
                                             ------------ ------------
    Total current liabilities                    135,268      142,555

  Deferred revenue                                10,219        9,390
  Other long-term liabilities                        153          684

  Stockholders' equity:
  Common stock                                       466          460
  Additional paid-in-capital                     417,330      411,634
  Unearned stock compensation                       (740)        (795)
  Accumulated deficit                           (280,842)    (267,778)
  Accumulated other comprehensive loss              (379)        (367)
                                             ------------ ------------
    Total stockholders' equity                   135,835      143,154

                                             ------------ ------------
    Total liabilities and stockholders'
      equity                                    $281,475     $295,783
                                             ============ ============

    CONTACT: Eclipsys Corporation, Boca Raton
             Media:
             Judy Barnett, 561-322-4351
             judy.barnett@eclipsys.com
             or
             Investors:
             Robert J. Colletti, 561-322-4650
             investor.relations@eclipsys.com